UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013 (June 18, 2013)

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Desbrosses Street New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 24, 2013, Intercept Pharmaceuticals, Inc. (the “Company”) announced that it had completed its previously announced public offering of shares of its common stock.

An aggregate of 1,989,500 shares of common stock were sold in the offering, including 259,500 shares of common stock that were sold pursuant to the underwriters’ exercise in full of their option to purchase additional shares. Each share of common stock was sold to the public at a public offering price of $33.01. All of the shares in the offering were sold by the Company, with net proceeds to the Company of approximately $61.7 million, after deducting underwriting discounts and commissions and estimated offering expenses.

BofA Merrill Lynch and Citigroup acted as joint book-running managers, BMO Capital Markets acted as lead manager and Needham & Company, Wedbush PacGrow Life Sciences and Janney Montgomery Scott acted as co-managers for the offering.

The Company’s press releases announcing the pricing and closing of the offering are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated June 18, 2013.
99.2	Press release dated June 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: June 24, 2013	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer